UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2006

CHINA MINERAL ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50833	20-0938259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
210 EAST 85TH STREET, SUITE 16, NEW YORK, NEW YORK		10028
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 672-1909

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement;

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 21, 2006, the registrant obtained two loans from Mr. Daniel Kunz and Dr. Simon Mu, directors of the registrant, each in the amount of US$60,000, for the purpose of funding obligations incurred by the registrant in connection with its business. The registrant expects to receive a like loan from Dr. Bing Zhao, also a director, in the near future. These directors have also agreed to indemnify the registrant to the extent necessary to ensure that certain liabilities do not reduce funds in the registrant’s IPO trust account, which indemnification obligations remain in effect. The loans are on the same terms as those made by these directors and disclosed in the registrant’s August 16, 2006 Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission, to which reference is hereby made.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 21, 2006, the registrant received an OTCBB Delinquency Notification stating that, because it is delinquent with respect to the filing of its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, the registrant will, pursuant to NASD Rule 6530, be ineligible for quotation on the OTC Bulletin Board and will be removed therefrom effective December 20, 2006, unless such delinquency is cured by December 18, 2006. As of the date of this Current Report on Form 8-K, the registrant has not determined to take any action in response to this Notification.

Item 8.01. Other Events.

On November 27, 2006, the registrant held a special meeting of stockholders called to consider and act upon proposals to approve the dissolution and liquidation of the registrant, as described in its October 23, 2006 proxy statement, and issued the press release included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press release dated November 28, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2006	CHINA MINERAL ACQUISITION CORPORATION

	By:	/s/ Daniel Kunz
Name: Daniel Kunz
Title: Chairman of the Board

EXHIBIT INDEX

Exhibit No.  Description

99.1   Press release, dated November 28, 2006.